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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The UniMark Group, Inc. 1999 Stock Option Plan of our report dated November 15, 2004, with respect to the consolidated financial statements of The UniMark Group, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                          Mancera, S.C.
                                          Member Practice of
                                          Ernst & Young Global

Mexico City, Mexico
February 23, 2005